Filed Pursuant to Rule 424(B)(3)
Registration No. 333-155800

The Frontier Fund

Frontier Diversified Series; Frontier Masters Series;

Frontier Long/Short Commodity Series; Frontier Dynamic Series;

Balanced Series; Campbell/Graham/Tiverton Series; Currency Series;

Long Only Commodity Series; Managed Futures Index Series;

Winton Series; Winton/Graham Series

Supplement No. 2 dated August 19, 2009

to Prospectus dated May 26, 2009

This prospectus supplement dated August 19, 2009, or Supplement, supersedes the prospectus supplement dated June 29, 2009, and should be read in conjunction with our prospectus dated May 26, 2009, or Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

I. Issuance of Class 3 and Class 3a Units

All Class 1, Class 1a, Class 2 and Class 2a Units of each Series offered for sale pursuant to the Prospectus are subject to the terms described in the Prospectus, including the Service Fee Limit. Class 1 and Class 2 Units of a particular Series which reach the Service Fee Limit will be classified as Class 3 Units of such Series at such time for administrative purposes, and Class 1a and Class 2a Units of a particular Series which reach the Service Fee Limit will be classified as Class 3a Units of such Series at such time for administrative purposes. Class 3 and Class 3a Units have been registered under federal and state laws solely to support this automatic Service Fee Limit administrative procedure, and the Trust will maintain the registration of Class 3 and Class 3a Units as may be necessary from time to time to continue to support this automatic Service Fee Limit administrative procedure. Class 3 and Class 3a Units may be issued only pursuant to this automatic Service Fee Limit administrative procedure. Accordingly, no sales of, or exchanges relating to, Class 3 or Class 3a Units will be permitted or available, and nothing in the Prospectus should be read to allow any such sales or exchanges. In addition, no sales of, or exchanges relating to, Units of any Class of any Series will be permitted or available unless the Units to be acquired are registered for sale in the state of residence of the prospective purchaser.

II. Fees and Expenses

The following language replaces the last two sentences of the third footnote to the table on the cover page of the Prospectus designated by an asterisk [*] in their entirety as follows:

The Managing Owner may pay certain Selling Agents customary on-going service fees for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services of up to (A) 0.5% of the Net Asset Value of your Class 2 Units and Class 2a Units (other than your Class 2 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 2a Units of the Frontier Long/Short Commodity Series) and (B) 0.5% of the Net Asset Value of your Class 2 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 2a Units of the Frontier Long/Short Commodity Series (of which 0.25% will be charged to Limited Owners holding Units of such Classes, as described herein), subject to the Fee Limit (with such service fees potentially totaling 9.0% of the purchase price of your Units depending on the length of time you remain an investor in the Trust). Such service fees, when aggregated with other underwriting expenses, is estimated at 9.9936% of the aggregate offering proceeds.

The following language revises and replaces the paragraph on page 24 of the Prospectus under the heading “Summary – Fees and Expenses – Charges to be paid by the Managing Owner” in its entirety as follows:

•	Routine operational, administrative and other expenses;

•	Initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements to certain Selling Agents;

•

Certain Selling Agents may be paid customary on-going service fees for certain administrative services of up to 0.50% annually of the Net Asset Value of the Class 2 and Class 2a Units of each Series sold pursuant to this Prospectus; and

•	Expenses incurred in connection with the organization of the Trust.

The following language revises and replaces the third paragraph beginning on page 24 of the Prospectus under the heading “Summary – Fees and Expenses – Fees to be charged to the Limited Owners” in its entirety as follows:

•

Investors who purchase Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series will be charged an on-going service fee of 0.25% annually of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series. The on-going service fee with respect to the Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Units of the Frontier Long/Short Commodity Series shall continue only until such Units are exchanged for Class 3 Units or Class 3a Units of such Series, as applicable;

The following language revises and replaces the paragraphs beginning on page 84 of the Prospectus under the heading “Fees and Expenses – Charges to be Paid by the Managing Owner” in their entirety as follows:

Charges to Be Paid by the Managing Owner

The Managing Owner is responsible for the payment of the following charges and will not be reimbursed by the Trust therefor:

Routine Operational, Administrative and Other Ordinary Expenses.

All of the Trust’s routine operational, administrative and other ordinary expenses including, but not limited to, accounting and computer services, administrative and back office services, technology and processing services, on-going offering fees and expenses, filing fees, printing, mailing and duplication costs for each Series, will be paid by the Managing Owner. The Managing Owner also is responsible for all routine legal, auditing and other expenses of third-party service providers to each Series, including the Trustee.

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The Managing Owner may pay to certain Selling Agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements. Such fees and expense reimbursements are expected to total approximately $155,000 (0.0202% of the aggregate offering proceeds).

Class 2 and Class 2a – On-going Service Fees

The Managing Owner may pay certain Selling Agents customary on-going service fees for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services, as described below, of up to (i) 0.5% annually of the Net Asset Value of each Class 2 Unit (other than Class 2 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series) or Class 2a Unit (other than Class 2a Units of the Frontier Long/Short Commodity Series) sold by them and (ii) 0.5% annually of the Net Asset Value of the Class 2 Units of the Frontier Diversified Series, Frontier Masters Series and Frontier Dynamic Series and Class 2a Units of the Frontier Long/Short Commodity Series sold by them (of which 0.25% will be charged to Limited Owners holding Units of such Classes, as described below). The on-going service fee with respect to the Class 2 Units of each Series and Class 2a Units of the Frontier Long/Short Commodity Series and Balanced Series shall continue only until such Units are exchanged for Class 3 Units or Class 3a Units of such Series, as applicable.

Organization and Offering Expenses

All expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period and Continuous Offering Period for each Series (except for the initial service fees, if applicable) shall be paid by the Managing Owner, and investors in the Trust shall not be responsible for any such expenses.

The Managing Owner will not allocate to the Trust or any Series of the Trust, the indirect expenses of the Managing Owner.

The following language revises and replaces the paragraphs on page 87 of the Prospectus under the heading “Fees and Expenses – Charges Paid by Limited Owners – Class 2 and Class 2a – On-going Service Fee” in their entirety as follows:

Investors who purchase Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series will be charged an on-going service fee of 0.25% annually of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or Class 2a Units of the Frontier Long/Short Commodity Series, for on-going services provided to the Trust and the Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Units of the Frontier Long/Short Commodity Series shall continue only until such Units are exchanged for Class 3 Units or Class 3a Units of such Series, as applicable.

Investors who purchase at least $1,000,000 in Class 2 Units of any Series or Class 2a Units of the Frontier Long/Short Commodity Series or Balanced Series may also receive a rebate from the Managing Owner of up to 0.25% of the purchase price of such investors’ Units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

The following language is added to page 97 of the Prospectus under the heading “Plan of Distribution” immediately following “Service Fees” as follows:

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The Managing Owner may pay to certain Selling Agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements. Such fees and expense reimbursements are expected to total approximately $155,000 (0.0202% of the aggregate offering proceeds).

The following language revises and replaces the chart and related notes on page 98 of the Prospectus under the heading “Plan of Distribution — Items of Compensation Pursuant to NASD Rule 2810 of the Conduct Rules of FINRA” in its entirety as follows:

Item of Compensation

Frontier Diversified Series-1

Frontier Masters Series-1

Frontier Long/Short Commodity
Series-1a

Frontier Dynamic Series-1

Balanced Series-1

Balanced Series-1a

Campbell/Graham/Tiverton
Series-1

Currency Series-1

Frontier Long/Short Commodity
Series-1

Long Only Commodity Series-1

Managed Futures Index Series

Winton Series-1

Winton/Graham Series-1

Frontier Diversified Series-2 Frontier Masters Series-2 Frontier Long/Short Commodity Series-2a Frontier Dynamic Series-2

Balanced Series-2

Balanced Series-2a

Campbell/Graham/Tiverton
Series-2

Currency Series-2

Frontier Long/Short
Commodity Series-2

Winton Series-2

Winton/Graham Series-2

Long Only Commodity Series-2

Managed Futures Index Series-2

Initial Service Fee	2.0% of the purchase price of each Unit sold by the Selling Agent	N/A	N/A
On-Going Service Fee (charged to Limited Owners)	2.0% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Fee Limit	0.25% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Fee Limit	N/A
On-Going Service Fee (payable by Managing Owner without reimbursement by the Trust)	N/A	Up to 0.25% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Fee Limit	Up to 0.50% per annum of the Net Asset Value of each Unit sold by the Selling Agent, subject to the Fee Limit
Maximum Aggregate Initial and On-Going Service Fee	9.0% of the aggregate offering proceeds; maximum estimated aggregate amount of $69,163,128
Maximum Service Fees payable to Charles Schwab & Co., Inc., and/or Fidelity Brokerage Services LLC and National Financial Services LLC*

9.0% of the aggregate offering proceeds;

maximum estimated aggregate amount of $69,163,128

Paid by the Managing Owner in lieu of, and not in addition to, Initial and On-Going Service Fees otherwise payable to Selling Agents

Offering Expenses: Salaries of Registered Representatives of BGSC (including Wholesalers)**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $4,715,271.28 (0.6136% of the aggregate offering proceeds)
Offering Expenses: Ordinary Course Expense Reimbursement to Wholesalers**	Paid by the Managing Owner without reimbursement from the Trust; maximum aggregate amount of $33,234 (0.0043% of the aggregate offering proceeds)
Offering Expenses: Sales Seminars**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $661,250 (0.0860% of the aggregate offering proceeds)
Offering Expenses: Legal Expenses of BGSC**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $82,500 (0.0107% of the aggregate offering proceeds)
Offering Expenses: Travel, Marketing and Software Support to Wholesalers**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $1,534,954 (0.1997% of the aggregate offering proceeds)
Offering Expenses: Direct Payroll Expenses of Wholesalers**	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $334,530.25 (0.0435% of the aggregate offering proceeds)
Account Start-Up, Platform Access, Account Maintenance, and Technology Fees and Expense Reimbursements Paid to Selling Agents***	Paid by the Managing Owner without reimbursement from the Trust; maximum estimated aggregate amount of $155,000 (0.0202% of the aggregate offering proceeds)
Offering Expenses: Due Diligence and Custodial Fees	0.12% per annum of the Net Asset Value of each Unit, maximum estimated aggregate amount of $120,000 (0.0156% of the aggregate offering proceeds)
Maximum Estimated Aggregate Amount of all Items of Compensation Payable Under NASD Rule 2810 of the Conduct Rules of FINRA	9.9936% of the aggregate offering proceeds; maximum estimated aggregate amount of $76,799,867.53

*	Schwab and/or Fidelity will receive annual on-going service fees of (i) 0.25% of the net asset value of each Unit of the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series and Class 2a of the Frontier Long/Short Commodity Series, which will be charged to the Limited Owners of such Units, and (ii) up to an additional 0.25% of the net asset value of each Unit of the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series and Class 2a of the Frontier Long/Short Commodity Series, which will be paid by the Managing Owner without reimbursement by the Trust, subject in each case to the Fee Limit. With respect to Units of the Balanced Series, Currency Series, Campbell/Graham/Tiverton Series, Long Only Commodity Series, Managed Futures Index Series, Winton Series and Winton/Graham Series and Class 2 of the Frontier Long/Short Commodity Series, Schwab and/or Fidelity receives annual on-going service fees of 0.50% of the net asset value of each Unit of such Series, subject to the Fee Limit, which are payable by the Managing Owner without reimbursement by the Trust. On-going service fee payments to Schwab and/or Fidelity would be payable in lieu of, and not in addition to, service fees payable to Selling Agents.

**	The Managing Owner, not the Trust, will compensate broker-dealers from its own funds subject to the limitations of NASD Rule 2810 of the Conduct Rules of FINRA, for all salaries and expenses of any wholesalers, including BGSC. Such expenses are expected to include payments for sales conferences, marketing costs, travel expenses and legal expenses incurred in connection with FINRA’s review of the plan of distribution. Under no circumstances will the maximum compensation paid to the Selling Agents and wholesalers (and any other broker-dealers, if applicable), including initial service fees, on-going service fees and various other fees and expense reimbursements exceed 10% of the aggregate offering proceeds of the Units sold pursuant to this Prospectus.

***	The Managing Owner, not the Trust, will compensate various Selling Agents from its own funds subject to the limitations of NASD Rule 2810 of the Conduct Rules of FINRA, for these fees and expense reimbursements.

The amounts of underwriting compensation included above are estimated.

No items of compensation within the meaning of NASD Rule 2810 of the Conduct Rules of FINRA will be paid with respect to Class 3 Units and Class 3a Units.

*********

The above information supplements the Prospectus and modifies and supersedes any contrary information in the Prospectus.

In addition, the Subscription Agreements in the forms attached to this Supplement as Exhibit A supersede the Subscription Agreements in the forms included in the Statement of Additional Information in the Prospectus.

*********

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Supplement is August 19, 2009.

Exhibit A

Forms of Subscription Agreements

FOR USE WITH CLASS 1

THE FRONTIER FUND

SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus.

The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated June 29, 2009 and May 26, 2009, respectively. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:
New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.
Existing Owner(s) of Units purchasing Units:

(i)    If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.
Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.
Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued to five (5) decimal places.
Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.
Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets).
Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.
Number 7	Enter your residence or legal address and telephone number.
Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.
Number 9	Enter the address, and telephone number of the custodian, if applicable.
Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.
Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.
Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.
Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Services that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.
Number 14	To be completed and signed by the Financial Advisor (“F.A.”).
Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.
You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

THE FRONTIER FUND CLASS 1

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

The Frontier Fund

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of The Frontier Fund (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised 06/29/09 Exhibit B Signature Page	THE FRONTIER FUND CLASS 1 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ REVERSE SIDE BEFORE SIGNING	FOR USE WITH CLASS 1

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: [THIS ITEM 3 MAY BE MODIFIED TO REFLECT THOSE SERIES WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL]
☐ Frontier Diversified Series-1	$	☐ Balanced Series-1	$	☐ Winton Series-1	$
☐ Frontier Masters Series-1	$	☐ Balanced Series-1a (MA, MI, OH residents only)	$	☐ Currency Series-1	$
☐ Frontier Long/Short Commodity Series-1a	$	☐ Campbell/Graham/Tiverton Series-1	$	☐ Long Only Commodity Series-1	$
☐ Frontier Dynamic Series-1	$	☐ Winton/Graham Series-1	$	☐ Frontier Long/Short Commodity Series-1	$
				☐ Managed Futures Index Series-1	$
				TOTAL	$

4) Social Security # — — and/or Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)

*The undersigned investor(s) herby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.
*The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6 )
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:
11)	☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

12)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐

14)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated May 26, 2009, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent.

I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above.

I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

15) Broker/Dealer (Selling Agent)	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	FA. Number

F.A. Address
(for confirmations) Street Address City		State Zip Code

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

FOR USE WITH

CLASS 2

FEE

BASED

ACCOUNTS

THE FRONTIER FUND

SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated June 29, 2009 and May 26, 2009, respectively. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:
New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.
Existing Owner(s) of Units purchasing Units:

(i)    If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.
Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.
Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued to five (5) decimal places.
Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.
Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor.
Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.
Number 7	Enter your residence or legal address and telephone number.
Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.
Number 9	Enter the address, telephone number, and e-mail address of the custodian, if applicable.
Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.
Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.
Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.
Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Services that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.
Number 14	To be completed and signed by the Financial Advisor (“F.A.”).
Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.
D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.
E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

THE FRONTIER FUND CLASS 2

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

The Frontier Fund

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of The Frontier Fund (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised 06/29/09 Exhibit B Signature Page	THE FRONTIER FUND CLASS 2 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ REVERSE SIDE BEFORE SIGNING	FOR USE WITH CLASS 2 FEE BASED ACCOUNTS

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: [THIS ITEM 3 MAY BE MODIFIED TO REFLECT THOSE SERIES

WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL]

☐ Frontier Diversified Series-2	$	☐ Balanced Series-2	$	☐ Winton Series -2	$
☐ Frontier Masters Series-2	$	☐ Balanced Series-2a (MA,		☐ Currency Series -2	$
☐ Frontier Long/Short Commodity Series-2a	$	MI, OH residents only)	$	☐ Long Only Commodity Series -2	$
☐ Frontier Dynamic Series-2	$	☐ Campbell/Graham/Tiverton Series-2	$	☐ Frontier Long/Short Commodity Series -2	$
		☐ Winton/Graham Series -2	$	☐ Managed Futures Index Series -2	$
TOTAL

4) Social Security # — — and/or		Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)

            *The undersigned investor(s) herby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

            *The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.             *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:
11)

☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

12)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐
14)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated

May 26, 2009, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

15) Broker/Dealer (Selling Agent)	F.A. / Registered Investment Adviser Name
(print clearly for proper credit)

F.A. Phone F.A. Fax
	F.A. Email Address Branch ID	FA. Number

F.A. Address
(for confirmations) Street Address City	State Zip Code

For office use only. Please do not write below this line                         Date Received:                     Trade Date:                 Reviewed and Validated: